Exhibit 99.2

August 7, 2006

Dear Investor,

We write to advise you regarding matters related to PlusFunds Group, Inc. (“PlusFunds”), and the SPhinX Funds. PlusFunds has informed the Securities and Exchange Commission (the “SEC”) that, subject to the SEC’s approval, PlusFunds intends to deregister as an investment adviser as soon as possible. PlusFunds ceased providing investment management services to the SPhinX Funds at close of business July 31, 2006.

PlusFunds has entered into an extension of the wind-down agreement with the Cayman Islands-domiciled SPhinX Funds, whose insolvency proceedings are pending in the Cayman Islands under the control of the Joint Official Liquidators (“JOLs”). The Extension Agreement will allow PlusFunds to continue providing non-investment-related services to the SPhinX Funds through August 15, 2006 but may be mutually extended. The United States Bankruptcy Court for the Southern District of New York approved the extension of the wind-down agreement by order entered on July 31, 2006.

Please direct inquiries regarding the Cayman Islands-domiciled SPhinX Funds to the JOLs, Mr. Kenneth Krys and Mr. Christopher Stride, at RSM Cayman Islands, Commerce House, 2nd Floor, Dr. Roy’s Drive, P.O. Box 1370GT, Grand Cayman, Cayman Islands; Tel. (345) 949-7100; Fax (345) 949-7120; e-mail Kenneth.Krys@rsmi.com or Chris.Stride@rsmi.com. Alternatively, you may contact the JVLs’ financial adviser, Mr. Albert Conly, FTI Consulting, Inc., 2001 Ross Avenue, Suite 400, Dallas, Texas 75225; Tel. 214-397-1604; Fax 214-397-1790; e-mail Albert.Conly@FTIConsulting.com.

Please direct inquiries regarding SPhinX Investment Fund L.P. (“SIF LP”) to Nicholas Smithberg, Esq., Kronish Lieb Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036; Tel. (212) 479-6393; Fax (212) 479-6275; e-mail: nsmithberg@kronishlieb.com. The Kronish, Lieb firm is counsel to Carroll Services LLC, the voluntary liquidator for SIF LP.

Thank you for your long-standing patience and support.

Sincerely yours,

PlusFunds Group, Inc.

PlusFunds Group, Inc.
1500 Broadway, 11th floor
New York, NY 10036
www.plusfunds.com
Tel: (212) 653-1903
Fax: (212) 653-1970